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                                                                   EXHIBIT 23.01

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 14, 1999, in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of G+G Retail, Inc. for the registration of $107 million of 11% Senior Notes due 2006.




                                        /s/ Ernst & Young LLP


MetroPark, New Jersey
October 4, 1999